UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2011

INTERNATIONAL GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010-789 West Pender Street, Vancouver, British Columbia V6C 1H2

Registrant's telephone number, including area code: 604-925-0220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2011, International Gold Corp. (“IGC” or the “Company”) entered into a loan agreement with an offshore person (the “Lender”) pursuant to which the Company received a loan in the principal amount of US$75,000.  Under the terms of the Loan Agreement, the loan is for a term of 45 days and accrues interest at a rate of 10% per annum calculated and compounded yearly. The principal may be repaid in whole or in part at any time, without notice, bonus or penalty. As additional consideration for the Lender’s entry into the loan agreement the Company agreed to issue 250,000 shares of its common stock to the Lender upon receipt of the principal and to register the resale of such shares in a registration statement on Form S-1.  The principal is intended to be used for acquisitions and for working capital.

The shares were issued pursuant to Regulation S of the United States Securities Act of 1933 to the Lender on the basis that the Lender represented that they are not a U.S Person as such term is defined in Regulation S.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is responsive to this Item and is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2011

International Gold Corp

By:	"Bob M. Baker"
Bob M. Baker
President

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